UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): December 26, 2013
STAR SCIENTIFIC, INC. (Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4470 Cox Road
Glen Allen, Virginia 23060
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (804) 527-1970

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amendment to Equity Compensation Plan

As discussed in Item 5.07 below, at the annual meeting (the “Annual Meeting”) of stockholders of Star Scientific, Inc. (the “Company”) held on December 27, 2013, the Company’s stockholders approved an amendment to the Company’s 2008 Incentive Award Plan (the “Plan”) to increase the number of shares available for issuance from 16,900,000 to 35,200,000, and to increase the maximum number of shares of common stock with respect to which awards may be granted under the 2008 Plan to any one participant in any one calendar year from 5,000,000 to 6,000,000 (the “Amendment”). The Amendment is also described in the Company’s Definitive Proxy Statement filed with the SEC on November 18, 2013 (the “Proxy Statement”) in the section entitled “Proposal 4: Approval of the Amendment to the 2008 Plan.”

Appointment of New Officers and Effectiveness of Related Compensation Arrangements

As part of the corporate transition matters and as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2013 (the “November 8th Form 8-K”), we agreed to the terms of certain compensation arrangements with each of Michael John Mullan, MBBS (M.D.), PhD., and Christopher C. Chapman, M.D., pursuant to which, if elected as directors at the Annual Meeting, (i) Dr. Mullan would serve as Chairman and Chief Executive Officer, and (ii) Dr. Chapman would serve as our President and continue as a director. As described below, both Drs. Mullan and Chapman were elected as directors of the Company at the Annual Meeting, and on December 27, 2013, we executed definitive agreements with each of Drs. Mullan and Chapman to effect the arrangements described in the November 8th Form 8-K. For a description of the terms and conditions of these arrangements, please refer to Exhibit 99.1 (an excerpt from the November 8th Form 8-K) under the caption “Item 8.01 Other Events – Corporate Transition Matters – Arrangements with Drs. Mullan and Chapman.” The terms and conditions of the agreements executed with Drs. Mullan and Chapman on December 27, 2013 do not differ materially from those described in the November 8th Form 8-K, nor have there been any material changes to any of the other information related to Drs. Mullan and Chapman that was previously disclosed in the November 8th Form 8-K.

Resignation of Executive Officers and Related Amendments to Employment Agreements

As part of the corporate transition matters and as previously disclosed in the November 8th Form 8-K, Mr. Williams resigned as our Chief Executive Officer and Mr. Perito resigned as our President and Chief Operating Officer, each effective December 27, 2013. Mr. Williams will continue as a non-executive employee of the Company for one year, with responsibilities including assisting in patent prosecutions, new product development efforts and other responsibilities as designated by Dr. Mullan or Dr. Chapman, and to do so under the terms and conditions of his current employment agreement (including his current reduced base salary of $1.00 per month).  Mr. Perito will continue as an officer (with the title of Vice President and Senior Counsel, Legal and Regulatory Affairs) of the Company for one year, with a primary role of managing the Company’s ongoing litigation, overseeing significant legal matters and assisting Drs. Mullan and Chapman as requested during the transition period and to do so under the terms and conditions of his current employment agreement (including his current reduced base salary of $500,000).

Effective December 27, 2013, the employment agreements for each of Messrs. Williams and Perito were amended to reflect their respective changes in title and responsibilities, and to change the term of the agreements, as described above. Other than these changes, the terms and conditions of Messrs. Williams’ and Perito’s employment agreements did not change.

Arrangements with New Directors

Upon election to the Company’s Board, each of the following new non-employee directors (discussed in Item 5.07 below) became eligible to participate in the Company’s director compensation program, including equity grants and the payment of meeting fees: Benjamin M. Dent, Scott P. Sensenbrenner, Naomi Whittel and Thomas L. Wilson. For a description of this program, we refer you to the Proxy Statement under the caption “Information About the Board of Directors and Its Committees – Board of Directors Compensation.” Each of these new directors also executed the Company’s standard director indemnification agreement. A copy of a form of this agreement is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 1999.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 27, 2013, the Company filed its Ninth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (as amended, the “Certificate of Incorporation”). The Certificate of Incorporation, formally approved by the Company’s stockholders on December 27, 2013 as discussed under Item 5.07 below, increases the total number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), that the Company is authorized to issue from 213,500,000 to 274,800,000 shares. The Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 27, 2013, the Company held the Annual Meeting. The Company previously filed with the SEC the Proxy Statement and related materials pertaining to this meeting. On the record date of October 30, 2013 there were 169,122,155 shares of common stock outstanding and eligible to vote.

Proposal 1: Election of Directors

Six nominees for the Board of Directors were elected to serve until the next annual meeting of stockholders or until their respective successors are elected and qualify or until their earlier removal or resignation. The tabulation of votes was:

Nominee	Votes For	Votes Against/Withheld	Broker Non-Votes

Christopher C. Chapman	59,813,277	8,893,753	68,366,117

Benjamin M. Dent	67,851,270	855,760	68,366,117

Michael John Mullan	67,769,977	937,053	68,366,117

Scott P. Sensenbrenner	67,843,715	863,315	68,366,117

Naomi Whittel	67,810,484	896,546	68,366,117

Thomas L. Wilson	67,862,165	844,865	68,366,117

Proposal 2: Approval of an Amendment to Certificate of Incorporation – Increased Shares

The Company’s Ninth Amended and Restated Certificate of Incorporation, increasing the number of shares of Common Stock that the Company is authorized to issue from 213,500,000 to 274,800,000, was ratified as set forth below:

For	Against	Abstain
126,147,572	8,984,759	1,940,816

Proposal 3: Approval of an Amendment to Certificate of Incorporation – Name Change

The Company’s proposal to approve an amendment to the Company’s Ninth Amended and Restated Certificate of Incorporation to change the name of the Company to Rock Creek Pharmaceuticals, Inc., was ratified as set forth below:

For	Against	Abstain
130,477,667	5,100,992	1,494,488

The Company is currently considering the timing of the implementation of this proposal, and when the Company’s name will be changed to Rock Creek Pharmaceuticals, Inc. However, the Company currently expects that the change will take place during the Company’s first quarter of 2014. The Company has also reserved the stock symbol “RCP” for its common stock traded on The NASDAQ Global Market. In connection with the implementation of the Company’s name change, the Company expects to request that its common stock trade under the new stock symbol at the time the name change becomes effective. The name change will not affect the validity or transferability of any of the Company’s currently outstanding common stock and stockholders will not be requested to surrender for exchange any certificates presently held by them.

Proposal 4: Approval of an Amendment to the 2008 Incentive Award Plan

The Company’s proposal to approve an amendment to the Plan to increase the number of shares available for issuance from 16,900,000 to 35,200,000, and to increase the maximum number of shares of common stock with respect to which awards may be granted under the 2008 Plan to any one participant in any one calendar year from 5,000,000 to 6,000,000, was ratified as set forth below:

For	Against	Abstain	Broker Non-Votes
55,654,277	12,379,263	673,490	68,366,117

Proposal 5: Ratification of the Appointment of Independent Auditor

The appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent auditor for the fiscal year ending December 31, 2013 was ratified as set forth below:

For	Against	Abstain
133,540,915	2,129,729	1,402,503

Proposal 6: Advisory Vote on Executive Compensation

An advisory resolution on the compensation of the Company’s named executive officers was ratified as set forth below:

For	Against	Abstain	Broker Non-Votes
61,524,256	6,137,953	1,044,821	68,386,117

Item 8.01 Other Events.

On December 31, 2013, the Company issued a press release announcing that its former CEO, Jonnie R. Williams, Sr., will make a $15 million Credit Facility available to the Company, subject to NASDAQ review and approval. A copy of the press release is filed as Exhibit 99.2 hereto.

On December 31, 2013, the Company issued a press release announcing that it had received a warning letter from the U.S. Food and Drug Administration (FDA) regarding two consumer products, Anatabloc® and CigRx®, which are marketed by the Company. A copy of the press release is filed as Exhibit 99.3 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Ninth Amended and Restated Certificate of Incorporation of Star Scientific, Inc., dated December 27, 2013
99.1	Excerpt from 8-K
99.2	Press Release of the Company, issued December 31, 2013 (Financing)
99.3	Press Release of the Company, issued December 31, 2013 (FDA Letter)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.

Date: January 2, 2014

By: /s/ Michael J. Mullan
       Name: Michael J. Mullan
      Title: Chief Executive Officer